Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No. 1 to this Form 10 of Fuqi International, Inc. of our report dated May 2, 2006, except for Note 9 and the 1st paragraph of Note 12, as to which the date is July 5, 2006, and the 2nd paragraph of Note 12 as to which the date is May 17, 2006, on the consolidated financial statements of Fuqi International, Inc. contained in the Amendment No. 1 to this Form 10.

/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Wanchai, Hong Kong

February 12, 2007